UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

AETHLON MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37487	13-3632859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 941-0360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

We held our 2023 Annual Meeting of Stockholders on September 15, 2023 (the “Annual Meeting”), in which our stockholders approved Proposals 1-3 listed below. Based on the report of the Inspector of Elections for the Annual Meeting, 9,012,954 shares out of 24,835,321 shares outstanding and entitled to vote, or approximately 36.29%, were present at the meeting virtually or by proxy. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the proxy statement.

1.	Elect six members of our Board of Directors (the “Board”). All of the nominees were elected.

Name	Votes For	Votes Against	Abstentions
Edward G. Broenniman	4,746,036	435,339	120,979
Guy F. Cipriani	4,859,449	322,920	119,985
Charles J. Fisher, Jr., MD	4,857,852	328,276	116,226
Nicolas Gikakis	4,859,443	321,710	121,201
Angela Rossetti	4,855,281	327,149	119,924
Chetan S. Shah, MD	4,870,838	316,233	115,283

2.	Ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2024. The resolution was approved.

Votes For	Votes Against	Abstentions
8,177,582	562,051	273,321

3.	Approve, pursuant to Nevada Revised Statutes (“NRS”) 78.2055, a reverse stock split of our common stock at a ratio in the range of 1-for-8 to 1-for-12, with such ratio to be determined in the discretion of the Board and with such reverse stock split to be effected at such time and date as determined by the Board in its sole discretion (but in no event later than October 5, 2023). The resolution was approved.

Votes For	Votes Against	Abstentions
6,781,311	2,180,424	51,219

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2023	Aethlon Medical, Inc.

	By:	/s/ James B. Frakes
	Name:	James B. Frakes Chief Financial Officer

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